EXHIBIT 1

                             JOINT FILING AGREEMENT

     In  accordance  with  Rule  13d-1  (f)  under  the  Securities
Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Entities (as such term is defined in the Schedule 13G) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock, $0.01 par value per share, of Ade Corporation, and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 4th day of February, 2000


                            EQSF Advisers, Inc.

                            BY:/S/   MARTIN J. WHITMAN
                               ------------------------

                            Martin J. Whitman
                            Chairman and Chief Executive Officer


                            M. J. WHITMAN ADVISERS, INC.

                            BY:/S/ MARTIN J. WHITMAN
                               ---------------------

                            Martin J. Whitman
                            Chairman and Chief Executive Officer

                            /S/MARTIN J. WHITMAN
                            ----------------------------
                            Martin J. Whitman